EXHIBIT 10.8

                                 LEASE AGREEMENT

This is a contract between Inmobiliaria Kilkil S.A. RUT., 96.825.080-9, located at Carmencita 25, of 102, Santiago, Las Condes, represented by Ricardo Vilensky Cohen, ("Lessor"), and Kentucky Foods Chile S.A., represented by Mauricio Aguirre Carreno, ("Lessee") are in agreement with the following:

FIRST:   Inversiones Kilkil S.A. leases to Kentucky Foods Chile S.A., the commercial property located at Carmencita 25, of 102 of Las Condes of the Metropolitan area along with the following offices: #35, 36, 37, 38, 52, 64, 65, 66, 67, 104, 105, 139, 140, 141, 142 and store #'s 8 and 16.

SECOND: The monthly rent will be paid in the first five days of each month to the Lessor as follows:

Administrative offices 380 m2, a UF 0.57 m2                       UF      216.00
15 locations m UF 3.00 o/u                                                 45.00
2 stores No.'s 8 and 16 UF 4,50 c/u                                         9.00
                                    TOTAL                         UF      278.00

The rent will be increase automatically by 10% at the end of the 5th year.

THIRD:   The present agreement has been in effect since May 1, 1997 and will be in effect for ten years. It will automatically be renewed for the same period of time. If either side decides not to renew this contract then they must send a certified letter 90 days prior to the expiration of this agreement.

FOURTH: The LESSEE has in its possession and is totally satisfied with the locations.

FIFTH:   The LESSEE will be responsible for the expenses to keep the location in good and clean condition.

SIXTH:   The LESSEE shall pay all electric, gas water, etc...bills.

SEVENTH:

EIGHTH: The LESSOR is not responsible for any damages occurred by fire, flood, accidents, etc...

NINTH:


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TENTH:   The solicitorship of Ricardo Vilensky Cohen as representative of
Inmobiliaria Kilkil S.A is recorded in the public records on April 24, 1997 before the notary public by the name of Raul Undurraga Laso.

ELEVENTH: The solicitorship of Mauricia Aguirre Carreno as representative of Kentucky Foods Chile S.A. is recorded in the public records on October 21, 1994 before the notary public by the name of Gonzalo de la Cuadra Fabres.

This present agreement is signed by both individuals on May 2, 1997 in Santiago, Chile.